UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2018

Commission File Number	Exact Name of Registrant; State of Incorporation; Address and Telephone Number of Principal Executive Offices	I.R.S. Employer Identification No.
001-32871	COMCAST CORPORATION	27-0000798
PENNSYLVANIA One Comcast Center Philadelphia, PA 19103-2838 (215) 286-1700

001-36438	NBCUNIVERSAL MEDIA, LLC	14-1682529
DELAWARE 30 Rockefeller Plaza New York, NY 10112-0015 (212) 664-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Comcast Corporation	☐

NBCUniversal Media, LLC	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Comcast Corporation	☐

NBCUniversal Media, LLC	☐

Item 8.01.	Other Events.

On July 11, 2018, further to the announcement by Comcast Corporation (“Comcast”) on April 25, 2018 of its superior cash offer for Sky plc (“Sky”), Comcast and Sky announced the terms of an increased cash offer (the “Increased Offer”) for the entire issued and to be issued share capital of Sky that was recommended by the Sky Independent Committee of directors (the “Increased Offer UK Announcement”).

Under the terms of the Increased Offer, Sky shareholders will be entitled to receive £14.75 in cash for each Sky share. The consideration under the Increased Offer implies a value of approximately £26 billion for the fully diluted share capital of Sky.

In conjunction with the Increased Offer UK Announcement, Comcast issued a US press release relating to the offer for Sky (the “Increased Offer US Press Release”).

The foregoing summary of the Increased Offer UK Announcement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Increased Offer UK Announcement. The Increased Offer US Press Release and the Increased Offer UK Announcement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and each is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Increased Offer US Press Release relating to an increased cash offer for Sky by Comcast, dated July 11, 2018.

99.2	Increased Offer UK Announcement of an increased cash offer for Sky by Comcast, dated July 11, 2018.

No Offer or Solicitation

This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The information included in this document may contain statements which are, or may be deemed to be, “forward looking statements”. Such forward looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Comcast, NBCUniversal Media, LLC (“NBCUniversal”) and Sky and their respective associated companies will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements.

The forward-looking statements contained in this document may relate to the financial position, business strategy, plans and objectives of management for future operations of Comcast, NBCUniversal and Sky and their respective associated companies, and other statements other than historical facts. In some cases, these forward-looking statements can be identified by the use of forward looking terminology, including the terms “believes”, “estimates”, “plans”, “prepares”, “anticipates”, “expects”, “is expected to”, “is subject to”, “budget”, “scheduled”, “forecasts”, “intends”, “may”, “will” or “should” or their negatives or other variations or comparable terminology. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. If any one or more of these risks or uncertainties materializes or if any one or more of the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Such forward-looking statements should therefore be construed in the light of such factors. Neither Comcast, NBCUniversal nor any of their respective associates, directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this document will actually occur. Given these risks and uncertainties, you should not place any reliance on forward looking statements, which speak only as of the date of the relevant document. Each of Comcast and NBCUniversal expressly disclaims any obligation or undertaking to update or revise any forward-looking statement (except to the extent legally required).

Unless expressly stated otherwise, no statement contained or referred to in this document is intended to be a profit forecast or profit estimate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	July 11, 2018	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Executive Vice President, General Counsel and Secretary

NBCUNIVERSAL MEDIA, LLC

Date:	July 11, 2018	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Increased Offer US Press Release relating to an increased cash offer for Sky by Comcast, dated July 11, 2018.
99.2	Increased Offer UK Announcement of an increased cash offer for Sky by Comcast, dated July 11, 2018.